Exhibit 99.1

GREAT ELM GROUP REPORTS FISCAL 2026 FOURTH QUARTER AND FULL YEAR

FINANCIAL RESULTS

– Fiscal 2026 Net Loss of Approximately $35 Million, Driven Primarily by GECC Share Price Decline –

– Fourth Quarter Total Revenue Increased 88% from the Prior-Year Period –

– Nearly $400 Million of Gross Capital Raised in Fiscal 2026 –

– Fee-Paying AUM and AUM Grew 7% and 2% from the Prior-Year Period to $590 Million and $771 Million, Respectively, as of June 30, 2026 –

– Monomoy REIT Achieved Record Capital Deployment in the Fourth Quarter with Six Acquisitions and $34 Million of Committed Capital1 –

– Monomoy BTS Sold Third Development Property in June 2026 for Approximately $0.9 Million Gain on Sale and Purchased Fifth Development Property in July 2026 –

– GECC Delivered Improved NAV and Portfolio Performance During the Quarter While Continuing to Strengthen its Capital Structure Through Addressing Near Term Debt Maturities –

– Strong, Liquid Balance Sheet with Over $53 Million of Cash and Equivalents Positions Company to Drive Continued Growth –

– Repurchased Approximately 0.3 Million Shares, Roughly 1% of Shares Outstanding During the Fourth Quarter –

Company to Host Conference Call at 8:30 a.m. ET on August 27, 2026

PALM BEACH GARDENS, Florida, August 26, 2026 – Great Elm Group, Inc. (“we,” “our,” “GEG,” “Great Elm,” or “the Company”), (NASDAQ: GEG), an alternative asset manager, today announced financial results for its fiscal fourth quarter and year ended June 30, 2026.

Management Commentary

Jason Reese, Chief Executive Officer of the Company stated, “Fiscal 2026 was a year of meaningful progress across Great Elm’s platform, although that progress was overshadowed by significant unrealized losses primarily driven by our investments in GECC and GECC-related vehicles. These mark-to-market changes had a significant impact on our financial results and book value.

Importantly, we exited the year with improving momentum across several of our businesses. We completed record capital raises of nearly $400 million across GEG and our managed vehicles and expanded our fee-paying assets under management.

Our real estate platform was a particular area of strength. Monomoy REIT achieved record acquisition activity as we continued to scale our industrial outdoor storage (IOS) portfolio, supported by our strategic partnership with Kennedy Lewis. Monomoy BTS advanced its build-to-suit strategy, profitably selling its second and third design-build properties, advancing development of its fourth project, and acquiring its fifth property in July. While Monomoy Construction Services had a slower than expected ramp, we are encouraged by its growing pipeline, anchored by core tenants and new expanding relationships. Together, these businesses provide an integrated platform spanning construction, development, acquisitions and asset management, with significant opportunity to further scale.

We also strengthened our alternative credit platform during the year. Despite portfolio setbacks early in the year and challenging market sentiment toward private credit, GECC maintained a disciplined investment approach, enhanced portfolio quality, and took important steps to strengthen its capital structure, including redeeming debt and extending the maturity of its revolving credit facility. These actions leave GECC better positioned to pursue attractive investment opportunities and generate long-term, fee-related earnings.

Our CoreWeave-related equity investment also continued to generate significant value. Since April 1, we have received approximately $3 million of distributions, bringing our total distributions since inception to $8.6 million, compared with our original $5.0 million investment, while retaining meaningful upside potential at current trading levels.

Finally, we repurchased shares of our common stock for the eleventh consecutive quarter, reflecting our conviction in the intrinsic value of Great Elm, with nearly $24 million of capacity remaining under the repurchase program. While we are not satisfied with the reported loss for fiscal 2026, we enter fiscal 2027 with growing fee-paying assets, substantial liquidity and improving momentum across our operating businesses. We remain focused on disciplined capital deployment, expanding fee-related earnings and creating long-term value for our shareholders.”

Fiscal Fourth Quarter 2026 and Recent Highlights

•
Total revenue for the fourth quarter was $10.6 million, compared to $5.6 million for the prior-year period, an 88% increase.
•
Net income was $1.1 million for the fourth quarter, compared to net income of $13.6 million in the prior-year period.
o
Change in net income primarily reflects lower net unrealized gains on the Company’s investments compared with the prior year period.
•
Adjusted EBITDA for the fourth quarter was $0.3 million compared to $1.5 million in the prior-year period.
•
During the fourth quarter 2026, Monomoy BTS sold its third development property for a gain of $0.9 million, continued development of its fourth property, and acquired its fifth property in July 2026.
•
As of June 30, 2026, GEG had approximately $53.5 million of cash and cash equivalents on its balance sheet to support growth initiatives across its alternative asset management platform.
•
GEG repurchased approximately 0.3 million shares in the fourth quarter, or roughly 1% of shares outstanding, at an average price of $2.18 per share.
o
Through August 24, 2026, Great Elm has repurchased approximately 8.1 million shares at an average price of $2.00 per share, equating to $16.1 million since the initiation of the $40 million stock repurchase program, leaving nearly $24 million of remaining capacity under the program for future repurchases.

Full Fiscal Year 2026 Highlights

•
Total revenue for fiscal 2026 was $27.8 million, compared to $16.3 million for fiscal 2025, representing an increase of approximately 70%.
o
Fiscal 2026 revenue included $14.7 million recognized from the sale of MBTS' second and third build-to-suit development properties during the fiscal first and fourth quarter, respectively.
•
Since July 1, 2025, Great Elm and its managed vehicles raised approximately $393 million of gross capital across the Company's credit and real estate platforms, including capital provided through the strategic partnership with Kennedy Lewis Investment Management and the strategic investments from Woodstead Value Fund, L.P. and affiliates.
•
GEG’s fee-paying assets under management (“FPAUM”) and assets under management (“AUM”) totaled approximately $590 million and $771 million, respectively, as of June 30, 2026.

o
FPAUM increased by 7% and AUM increased by 2% at June 30, 2026, respectively, compared to the prior-year period.
•
Net loss for fiscal 2026 was $(35.4) million, compared to net income of $12.9 million in the prior-year period.
o
Year-over-year change from net income to net loss primarily reflects $(22.2) million of net realized and unrealized losses, largely associated with GEG’s investments in GECC common stock and GECC-related SPVs, compared to $16.9 million of net realized and unrealized gains on the Company’s investments in the prior year.
•
Adjusted EBITDA for fiscal 2026 was $(3.4) million, compared to $4.3 million for fiscal 2025.
•
Great Elm maintained a strong and liquid balance sheet, ending fiscal 2026 with approximately $53.5 million of cash and cash equivalents as of June 30, 2026, providing substantial financial flexibility to support growth initiatives and disciplined capital allocation.

GEG Business Highlights

Alternative Credit

•
GEG received management fees from GECC of $1.0 million for the fiscal fourth quarter ended June 30, 2026.
•
In April 2026, Great Elm Capital Management, LLC (“GECM”) waived all accrued incentive fees for the quarter ended June 30, 2026, totaling $0.9 million, in addition to previously waiving all $2.8 million of accrued incentive fees through March 31, 2026.
•
GECC paid $0.25 per share of dividends to shareholders in the quarter ended June 30, 2026.
•
GECC's net assets grew approximately 2.7% from the prior quarter to $110.4 million as of June 30, 2026.
•
GECC maintained substantial liquidity and continued to selectively deploy capital into investments that management believes offer attractive risk-adjusted returns and support improved long-term portfolio performance.

Real Estate

•
Great Elm Real Estate Ventures (“Real Estate Ventures”), formed in connection with the KLIM strategic partnership, consolidates Great Elm’s three real estate subsidiaries under a single entity. These subsidiaries include:
o
Monomoy CRE, ("MCRE"), an asset manager, including manager of Monomoy REIT;
o
Monomoy BTS, (“MBTS”), a build-to-suit development arm; and
o
Monomoy Construction Services, (“MCS”), a full-service procurement and construction manager.
•
Real Estate Ventures operates as a comprehensive, vertically-integrated real estate enterprise serving the IOS sector, experiencing significant growth and investment activity during fiscal 2026
•
MCRE received investment and property management fees of approximately $1.1 million, growing roughly 29% from the prior-year period.
o
MCRE continues to explore additional capital raising opportunities to support the growth of Monomoy REIT and the broader real estate platform.
•
Monomoy REIT achieved record capital deployment during fiscal 2026, including substantial acquisition activity during the last quarter of the fiscal year.
o
Monomoy REIT closed on six acquisitions in the fourth quarter, deploying and committing approximately $34 million1, and continued value-add construction on existing properties.
•
MCS completed its fifth full quarter of operations, generating $0.4 million of revenue in the quarter.
•
Subsequent to quarter end, MBTS acquired a fifth build-to-suit site for approximately $3.0 million.

Investments

•
Great Elm recorded a net gain of $2.1 million from its CoreWeave-related equity investment during the fiscal fourth quarter of 2026, driven by market-based valuation changes.
o
Cumulative distributions to date since inception totaled approximately $8.6 million, or approximately $3.6 million in excess of the original $5.0 million investment.
•
Unrealized losses on the Company’s investments in GECC common stock and SPVs related to GECC common stock totaled $(6.5) million and $(12.6) million respectively, for fiscal 2026.

Stock Repurchase Program

In the fiscal fourth quarter of 2026, GEG’s Board of Directors approved a $15 million increase to the Company’s stock repurchase program, authorizing the repurchase of up to $40 million in aggregate of its outstanding common stock in the open market. As of August 24, 2026, Great Elm has repurchased approximately 8.1 million shares at an average price of $2.00 per share, equating to $16.1 million since the initiation of the stock repurchase program, leaving approximately $23.9 million of remaining capacity under the program for future repurchases.

Fiscal 2026 Fourth Quarter Conference Call & Webcast Information

When: Thursday, August 27, 2026, 8:30 a.m. Eastern Time (ET)

Call: All interested parties are invited to participate in the conference call by dialing +1 (877) 407-0752; international callers should dial +1 (201) 389-0912. Participants should enter the Conference ID 13757473 if asked.

Webcast: The conference call will be webcast simultaneously and can be accessed here. A copy of the slide presentation accompanying the conference call can be found here.

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded, alternative asset manager focused on growing a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance, and other alternative strategies. Great Elm Group, Inc. and its subsidiaries currently manage Great Elm Capital Corp., a publicly-traded business development company, and Monomoy Properties REIT, LLC, an industrial outdoor storage (“IOS”) focused real estate investment trust, in addition to other investments. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC, and in public disclosures, of financial measures that are not in accordance with US GAAP, such as adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Adjusted EBITDA is derived from methodologies other than in accordance with US GAAP. Great Elm believes that Adjusted EBITDA is an important measure for investors to use in evaluating Great Elm’s businesses. In addition, Great Elm’s management reviews Adjusted EBITDA as they evaluate acquisition opportunities.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it either in isolation from, or as a substitute for, analyzing Great Elm’s results as reported under US GAAP. Non-GAAP financial measures reported by Great Elm may not be comparable to similarly titled amounts reported by other companies.

Included in the financial tables below is a reconciliation of Adjusted EBITDA to the most directly comparable US GAAP financial measure, net income from continuing operations.

Endnotes

1 Includes estimated future capital expenditures and tenant improvement commitments

Media & Investor Contact:

Investor Relations

geginvestorrelations@greatelmcap.com

Great Elm Group, Inc.

Consolidated Balance Sheets

Dollar amounts in thousands (except per share data)

ASSETS	June 30, 2026	June 30, 2025
Current assets
Cash and cash equivalents	$53,474	$30,603
Receivables from managed funds	3,954	8,331
Investments, at fair value	32,612	60,614
Prepaid and other current assets	1,671	2,803
Real estate assets, net	2,403	9,085
Related party loan receivable	-	8,000
Assets of Consolidated Funds:
Cash and cash equivalents	113	3,907
Investments, at fair value	5,346	14,327
Other assets	61	227
Total current assets	99,634	137,897
Identifiable intangible assets, net	10,879	12,009
Goodwill	440	440
Right-of-use assets	1,238	1,603
Other assets	1,493	1,988
Total assets	$113,684	$153,937
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,215	$1,026
Accrued expenses and other current liabilities	5,932	7,707
Current portion of related party payables	234	258
Current portion of lease liabilities	337	355
Liabilities of Consolidated Funds:
Payable for securities purchased	-	96
Accrued expenses and other liabilities	11	172
Total current liabilities	7,729	9,614
Lease liabilities, net of current portion	923	1,260
Long-term debt (face value $26,945)	26,658	26,373
Convertible notes (face value $36,838 and $35,063, including $17,853 and $16,993 held by related parties, respectively)	36,474	34,602
Other liabilities	1,091	1,422
Total liabilities	72,875	73,271
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 authorized and zero outstanding	-	-
Common stock, $0.001 par value; 350,000,000 shares authorized and 31,139,625 shares issued and 29,778,239 outstanding at June 30, 2026; and 27,630,305 shares issued and 26,552,948 outstanding at June 30, 2025	27	25
Additional paid-in-capital	3,316,289	3,310,356
Accumulated deficit	(3,275,507)	(3,240,063)
Total Great Elm Group, Inc. stockholders' equity	40,809	70,318
Redeemable non-controlling interest in Consolidated Funds	-	10,348
Total stockholders' equity	40,809	80,666
Total liabilities and stockholders' equity	$113,684	$153,937

Great Elm Group, Inc.

Consolidated Statements of Operations

Dollar amounts in thousands (except per share data)

	For the three months ended June 30,		For the twelve months ended June 30,
	2026	2025	2026	2025
Revenues	$10,559	$5,608	$27,776	$16,316
Cost of revenues	6,484	-	13,248	1,082
Operating costs and expenses:
Compensation and benefits	4,119	4,489	19,582	15,478
Selling, general and administrative	1,699	2,244	7,433	6,451
Depreciation and amortization	332	331	1,299	1,249
Expenses of Consolidated Funds	6	19	224	59
Total operating costs and expenses	6,156	7,083	28,538	23,237
Operating loss	(2,081)	(1,475)	(14,010)	(8,003)
Dividends and interest income	1,051	1,451	4,777	6,057
Interest expense	(1,023)	(1,060)	(4,106)	(4,157)
Net realized and unrealized gain (loss)	1,851	13,087	(22,244)	16,854
Net realized and unrealized gain (loss) on investments of Consolidated Funds	656	3,411	(2,659)	3,322
Interest and other income of Consolidated Funds	130	395	958	1,563
Income (loss) before income taxes	584	15,809	(37,284)	15,636
Income tax benefit (expense)	480	(86)	376	(86)
Net income (loss)	$1,064	$15,723	$(36,908)	$15,550
Less: net income (loss) attributable to non-controlling interest in Consolidated Funds	-	2,150	(1,464)	2,659
Net income (loss) attributable to Great Elm Group, Inc. stockholders	$1,064	$13,573	$(35,444)	$12,891
Net income (loss) attributable to stockholders per share
Basic	$0.04	$0.51	$(1.17)	$0.47
Diluted	0.04	0.37	(1.17)	0.38
Weighted average shares outstanding
Basic	29,801	26,562	30,289	27,642
Diluted	30,064	37,737	30,289	38,817

Great Elm Group, Inc.

Reconciliation from Net Income (Loss) to Adjusted EBITDA

Dollar amounts in thousands

	Three months ended June 30,		Twelve months ended June 30,
(in thousands)	2026	2025	2026	2025
Net income (loss)	$1,064	$15,723	$(36,908)	$15,550
Interest expense	1,023	1,060	4,106	4,157
Income tax expense	(480)	86	(376)	86
Depreciation and amortization	332	331	1,299	1,249
Non-cash compensation	856	782	3,615	3,450
(Gain) loss on investments	(2,507)	(16,498)	24,903	(20,176)
Change in contingent consideration	-	-	-	(6)
Adjusted EBITDA	$288	$1,484	$(3,361)	$4,310